COURTYARD POINT OFFICE BUILDING LEASE

     This Lease is made by and between KL Partners American Fork II LLC (hereinafter "Landlord") and Whole Living Inc (hereinafter "Tenant") this 26th day of November, 1999. It is agreed:

     1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain office space (herein called "Premises") displayed on Exhibit "A" attached hereto and by reference made a part hereof, for the term and upon the rental conditions and covenants as hereafter set forth. The Premises are also known as the westerly portion of the 2nd Floor of the COURTYARD POINTE (the "Building") located at 629 East 700 South, American Fork, Utah and are deemed, for purposes of this Lease, to have an effective rental space, including proportionable common area, of 8,122 square feet, which square footage is agreed. The real property, both land and buildings, located at 629 East 700 South, American Fork, Utah is hereinafter referred to as the "Project."

IT IS AGREED:

     2. TERM. The term of this Lease shall be 30 Months commencing on the 31st day of January, 2000, and ending on the 31st day of July, 2002. Rent shall be adjusted annually on the anniversary date of each to reflect increases as measured by the Consumer Price Index for Retail Sales of the Department of Labor, however, this increase shall not exceed Six (6) percent, during the term of the lease.

          2a. Tenant and Landlord agree to share equally the cost of architecture fees necessary to redesign floor plan to meet tenants specifications. Said cost not to exceed $2,500.

          2b. In the event Tenant decides to upgrade the interior finish, with additional items such as: Built-in shelving, cabinets and security system etc. The cost of these upgrades may be amortized into the term of the lease. Total cost of said upgrades shall not exceed $25,000.

     3. POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be extended, but in that event all rent shall be abated during the period between the commencement of said term and the time when Tenant takes possession. Subject to the foregoing, upon payment by Tenant of the rents provided herein, and upon the observance and performance of the covenants, terms and conditions on tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease term without hindrance or interruption, subject to the terms and conditions of this Lease, Landlord agrees to guarantee possession to tenant on or before 60 days after the plans are received and approved by Landlord and America Fork City. Plans must be delivered to landlord no later than 15th of December 1999. In the event the Landlord cannot deliver possession as stated above, the Landlord agrees to pay tenant $1,000 for each day beyond the 60 day completion date. Tenant will only order items that are "Stock" and readily available as special order materials may need order time that may exceed the 60 day time period.

     4. EARLY OCCUPANCY. In the event Landlord permits Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease, including, but not limited to, the obligation to pay all rentals and charges. Early possession shall not advance the termination date provided above.

     5. RENTAL. Tenant agrees to pay to Landlord, without prior notice or demand, as minimum rental for the Premises the sum of Eleven thousand five hundred six DOLLARS and sixteen cents ($11,506.16) on or before February 2, 2000, and a like sum on or before the first day of each and every successive calendar month thereafter during the Lease term, except that the first month's rent shall be paid upon the execution hereof. Rent for any period of less than one (1) month shall be a prorated portion of the monthly installment, based upon a thirty (30) day month. The rental shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at such place as Landlord may from time to time designate in writing.

     6. SECURITY DEPOSIT. In addition to the first month's rent, Tenant has deposited with Landlord the sum of Eleven thousand five hundred six DOLLARS sand sixteen cents ($11,506.16), to be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any rent or any other sum in default, or the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default. If any portion of the deposit is so used or applied, Tenant shall, within five (5) days after written request from Landlord, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the security deposit shall be returned to Tenant (or, at Landlord's option, to the last valid assignee of Tenant's interest hereunder) at the expiration of the Lease term. Should Landlord convey the Premises to any party, Landlord shall transfer the deposit to Landlord's successor in interest, who shall thereafter be accountable to Tenant for the deposit and for performance of the obligations of Landlord hereunder. Said security deposit to be placed in an interest bearing account, all interests earned to be paid to tenant at termination of lease.

     7. USE. Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not do or permit anything dangerous and or hazardous to be done in or about the Premises and will not bring or keep anything therein which will in any way increase the existing rate of or adversely affect any liability or extended coverage or other insurance upon the Project or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenants shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant is required to have plastic mats underneath the desks in order to protect floor coverings.

     8. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinance and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, related to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, regardless of whether Landlord is a party thereto, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of the fact as between Landlord and Tenant.

     9. ALTERATIONS AND ADDITIONS. Tenant may, with the consent of Landlord, make such alterations in the Premises as Tenant may require for the conduct of its business. Such alterations shall be made in a good and workmanlike manner and shall not materially alter or weaken the basic structure of the building. Any alterations, additions or improvements to or of the Premises including, but not limited to, wall covering, carpeting, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises on the termination of this Lease. Any alterations, additions or improvements to the Premises by Tenant shall be made at Tenant's sole cost and expense. Any contractor or person selected by Tenant to alter, add to and/or improve the Premises must first be approved in writing by Landlord. Upon the expiration or sooner termination of the term hereof, Tenant shall at Tenant's sole cost and expense, upon written demand by Landlord given in Landlord's sole discretion at least thirty (30) days prior to the end of the term, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant and restore the Premises.

     10.  REPAIRS.

          10.a. By taking possession of the Premises, Tenant shall have approved the condition of the Premises and accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. In this regard, Tenant agrees to keep the interior of the Premises and the improvements located therein in good condition and repair and to be responsible for maintenance of the interior walls, interior decorating, replacement of light globes and tubes and any glass breakage caused by Tenant. Tenant agrees to repair or pay for the repair of any damage to the Premises, the Building or the Project resulting from the acts of Tenant or Tenant's employees or agents, ordinary wear and tear excepted. Except as otherwise specifically provided in an addendum to this Lease, if any, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, or paint the Premises or any part thereof. The parties affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building or the Project except as specifically herein set forth.

          10.b. Notwithstanding the provisions of subparagraph a. above, Landlord shall repair and maintain the common areas and the structural portions of the building, including the roof, exterior walls, exterior windows and doors, foundations, basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord (other than those that solely serve the Premises), unless such maintenance and repairs are caused by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform maintenance unless such failure materially and adversely affects Tenant's possession and enjoyment of the Premises and persists for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided immediately above and in Articles 22 and 27 hereof, there shall be no abatement of rent and Landlord shall have no liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alternations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein.

     11. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant provide, at Tenant's cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions, or alternations to the Premises undertaken by Tenant to insure Landlord against any liability for mechanics and materialman's liens and to insure completion of the work.

     12.  SELL, ASSIGN, MORTGAGE, SUBLET.

           12.a. Landlord may sell, lease, pledge or otherwise encumber all or any portion of the Project and/or may pledge or assign Landlord's interest in the Lease at any time. From and after the conveyance of the Premises and the assignment of Landlord's interest under this Lease (other than a conveyance or assignment for security purposes) Landlord shall have no further liability hereunder and the recipient of the conveyance and assignment shall assume the rights and be subject to the liabilities of Landlord as stated in this Lease.

           12.b. Tenant shall not transfer, assign, sublet, enter into, license or concession agreements, or hypothecate this Lease or the Tenant's interest in and to the Premises or permit the occupancy or use of any part thereof by another, without the prior written consent of Landlord, which shall not unreasonably be withheld. Any assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license of this Lease, the leasehold hereby created, of the Premises or any portion thereof, either voluntary or involuntary, by operation of law or otherwise, without the prior consent of Landlord first had and obtained, shall be null and void and shall at Landlord's option terminate this Lease. Without in any way limiting Landlord's right to refuse to give such consent, Landlord may condition its consent to any assignment or subletting (1) upon Tenant's agreement to termination of this Lease and the simultaneous creation of a new lease between Landlord and the proposed successor at then prevailing rents or (2) upon Tenant's agreement, simultaneously with the execution of any sublease approved by Landlord, to name Landlord its agent for the purpose of collection of rent from the sublessee. In the event of any assignment, sale or other transfer of this Lease or any interest in this Lease by Tenant, Tenant agrees to remain liable and guarantee the performance of the obligations herein of any successor-in-interest, except that Landlord agrees to release Tenant from said guarantee and this Lease if Tenant has no retained interest in this Lease or the leasehold and Landlord is timely presented with complete, accurate financial information, including but not limited to financial statements and income tax returns, relating to any such successor, transferee or assignee, and is satisfied with the sound financial security of such successor, assignee or transferee, provided that such successor, assignee or transferee agrees, in writing, without reservation, to be bound as Tenant under this Lease. The release of Tenant from the obligations of this Lease shall not unreasonably be withheld. Tenant agrees to reimburse Landlord for Landlord's reasonable attorney fees and other costs incurred in conjunction with processing and documenting any such requested transfer, assignment, subletting, licensing, or concession agreement, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

          12.c. Each transfer, assignment, subletting, license, concession agreement and/or hypothecation to which there has been consent shall be by an instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee who shall agree in writing to assume and be bound by, and to perform the terms, covenants and conditions of this Lease to be performed by the Tenant. One executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain landlord's written consent or failure to comply with the provisions of this Article 12 shall, at Landlord's option, prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

          12.d. Notwithstanding anything to the contrary in the foregoing provisions, Tenant shall be entitled to assign and transfer this Lease to any corporation or affiliated firm owned or controlled by Tenant or to the surviving corporation in the event of a consolidation or merger to which Tenant shall be a party, provided, however, that such subsidiary, affiliated firm or surviving corporation shall in writing expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed; and provided further that no such assignment or transfer shall act as a release of Tenant from any of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

     13.  HOLD HARMLESS.

          13.a. Tenant shall defend, indemnify and hold Landlord free and harmless from and against any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Project, and shall further defend, indemnify and hold Landlord free and harmless from and against any and all claims arising from any breach or default in the performance of any obligations of Tenant under this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from and against all costs, attorney fees, expenses and liabilities incurred as a consequence of such claims. In any case, action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's sole expense by counsel reasonably satisfactory to Landlord, or Landlord shall have the right to retain its own counsel to defend any action at the cost of Tenant. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord other than damage and/or injury attributable to gross negligence or willful misconduct by Landlord, its agents, employees and officers.

           13.b. Neither Landlord nor its agents and employees shall be liable to Tenant for any damage to Tenant's property upon the Premises, nor for loss or damage to any property resulting from fire, explosion, falling plaster, theft, steam, gas, electricity, water or any other cause whatsoever. Neither Landlord nor its agents shall be liable for loss of business by Tenant nor shall Landlord be liable for any latent defect in the Premises or the Project. Tenant shall give prompt notice to Landlord of fire or accidents in the Premises or the Project or any defects therein, including the fixtures and equipment. Notwithstanding the foregoing, however, Landlord shall be responsible for Landlord's gross negligence and willful misconduct.

          13.c. Each of the parties hereto agree to defend, indemnify and hold the other party free and harmless from and against any and all claims of any kind or nature caused by or arising from the actions of such indemnifying party, or their respective agents, representatives or employees, during the term hereof. Any insurance proceeds received by either party as a result of any damage or injury covered by this Article 13 shall be applied toward or credited against, as appropriate, the obligations of any indemnifying party under this Article 13.

      14. SUBROGATION. Both Landlord and Tenant insures are required to waive subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties.

      15. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $500,000.00 for injury or death of one person in any accident or occurrence and in the amount of not less than $1,000,000.00 for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage in the amount of at least $50,000.00. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same at the expense of Tenant. Insurance required hereunder shall be with companies related A+, AAA or better in "Best Insurance Guide" or in companies approved in writing by Landlord. Tenant shall deliver to Landlord, prior to entry, copies of the policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage without prior notice to Landlord. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

     16.  OTHER INSURANCE.

          16.a. Tenant shall Tenant's expense, obtain and keep in force during the term of this Lease such insurance as Tenant may desire, including but not limited to theft protection insurance, protecting Tenant's fixtures, equipment, and items of personal property located upon the Premises and/or within the Project. Tenant shall further provide, at Tenant's sole expense, such insurance as Tenant may desire to protect the interests of Tenant from those risks outlined in Article 13.b. above for which Tenant is absolving Landlord and its agents.

          16.b. Landlord shall procure and keep in force at its sole cost and expense fire and extended coverage insurance insuring against loss of, or damage to, the Building and appurtenances.

     17.  SERVICES AND UTILITIES.

          17.a. Provided that Tenant is not in default hereunder, except as otherwise specifically provided herein, Landlord shall pay all charges for water, heat, gas, sewer and electricity. In particular, Landlord agrees to provide for the Premises during reasonable hours of generally recognized business days, as determined by Landlord in its sole reasonable discretion and subject to the Rules and Regulations of the Building, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's reasonable judgement for the comfortable use and occupation of the Premises. Landlord shall be responsible for trash and snow removal and janitorial service for the common areas. Landlord shall not be liable for, and Tenant shall not be entitled to, any damages or any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts, or any other cause which is beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of profits or consequential damages or injury to property, however, occurring, which is incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance, shall be paid by Tenant to Landlord upon demand.

          17.b. Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect any apparatus or device with electric current except through existing electrical outlets in the Premises. If Tenant requires water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may refuse, and Landlord may cause a water meter or electrical current meter to be installed in the Premises so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of the installation, maintenance and repair thereof shall be paid by Tenant and Tenant agrees to pay Landlord, promptly upon demand therefor, for all water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for water and electric current will be established by an estimate made by a utility company or electrical engineer or by the mutual agreement of the parties.

          17.c. Tenant shall pay all charges for telephone service. Tenant shall be responsible for the normal maintenance and upkeep of the Premises and for all janitorial services to the Premises and agrees to keep the Premises in a good, clean, safe, sanitary condition during the term of this Lease.

     18. PROPERTY TAXES. Tenant shall pay all taxes, license fees and charges incidental to the conduct of Tenant's business on the Premises during the term of this Lease, including taxes on Tenant's personal property situated on the Premises, including Tenant's leasehold improvements, equipment, furniture and fixtures. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its proportionate share of such taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth the amount of such taxes as are applicable to Tenants property. Except as specifically otherwise provided hereinabove, Landlord shall pay or cause to be paid all real property taxes levied or assessed against the Project.

     19. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with reasonable Rules and Regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make reasonable modifications to said rules. The additions and modifications to the rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible for the nonperformance of any of said rules by any other tenant or occupant. Violations by Tenant of said rules shall constitute an event of default under this Lease.

     20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with or without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental, plus all other charges as payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

     21. ENTRY BY LANDLORD. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the Premises that the same are "for rent or lease" and may show the Premises to prospective tenants at reasonable times. Landlord reserves and shall at all times have the right to enter the Premises, inspect the same, supply and service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided, however, that the entrance to the Premises shall not be blocked thereby and provided further that Landlord shall not unreasonably interfere with Tenant's use and possession of the Premises. Except in case of an emergency, Landlord shall give Tenant at least three (3) hours prior notice before entering the premises for any of the purposes enumerated above other than for the purpose of making improvements or repairing the Premises in which event Tenant shall receive at least twenty-four (24) hours prior notice. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open said doors and obtain entry to the Premises in an emergency without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

     22.  RECONSTRUCTION.

          22.a. In the event the Premises or the Building are damaged by fire or other cause covered by extended coverage insurance, and the Landlord receives sufficient proceeds to cover the cost of replacing the damage, then the Landlord agrees forthwith to repair the same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by Tenant in the Premises. Notwithstanding the foregoing, if the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

          22.b. Deleted

          22.c. Should Landlord not receive sufficient proceeds to effect necessary repairs, as provided in subparagraph a. above, this Lease shall terminate and Tenant shall no longer be obligated to pay rent as provided herein.

          22.d. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, ceilings, floor covering, partitions, or any other property installed in the Premises by Tenant.

           22.e. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the sue of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair reconstruction or restoration.

       23. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

           23.a. The vacating or abandonment of the Premises by Tenant.

           23.b. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within Five (5) days after the same is due and payable.

           23.c. The failure by Tenant to observe or perform any of the covenants or conditions of this Lease to be observed or performed by Tenant, or other than described in subparagraph b. above, where such failure shall continue for a period of ten (10) days after written notice thereof has been provided to Tenant by Landlord; provided, however, that if the nature of tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion.

           23.d. The making by Tenant of any general assignment to, or general arrangement for, the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after filing); the appointment of a trustee or a receiver to take possession or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty
(30) days.

           23.e. The failure of Tenant to keep the property free of liens as required under Article 11 of this Lease.

     24 REMEDIES IN DEFAULT. In the event of any material default or breach by Tenant, at any time thereafter, with or without notice or demand and without limiting Landlord's rights or remedies:

           24.a. Landlord may elect to re-enter, as herein provided, or take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law. In re-entering the Premises, Landlord may either terminate this Lease or, from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part thereof for such ter (which may be for a term extending beyond the term of this Lease) and at such rental and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If rentals received from such reletting during any month be less than the rent to be paid that month by Tenant thereunder, Landlord shall calculate such deficiency, which shall be paid that month by Tenant thereunder, Landlord shall calculate such deficiency, which shall be paid by Tenant monthly or at such greater intervals as Lender may see fit; or Landlord may institute action for the whole of such deficiency immediately upon affecting any letting or reletting and shall not thereafter be precluded from further like action in the event such letting or reletting shall nor embrace the whole unexpired portion of the term hereof.
No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant, or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous breach. Should Landlord at any time thereafter elect to terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased Premises, reasonable attorney fees, and the worth at the time of such termination of the excess, if any, of the amount rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rent value of the leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant.

          24.b. Landlord or a receiver or trustee may take possession of the leased Premises at the instance of Landlord in any action against Tenant or otherwise. The Landlord, receiver or trustee may collect the rents and profits from the Premises and all property of Tenant placed on the Premises may be taken, possessed and used by Landlord or receiver or trustee, as the case may be, without compensation to Tenant, and may be let with the Premises upon any reletting provided for in this Lease, and may be taken, possessed and used by the substitute tenant in the conduct of the substitute tenant's business, without compensation to the Tenant and without constituting and eviction of Tenant from the leased Premises or any part thereof. Said right of taking, using and letting shall apply to any of said property which may be subject to a lease or to a conditional sales contract, lease contract, reserved or security title, chattel mortgage or other security document, instrument, or agreement to secure the balance of the purchase prices thereof or other obligation of Tenant. The Landlord, receiver or trustee, as the case may be, shall be subrogated to all rights of Tenant in the Premises and shall have the right to make such payments as may be required to prevent repossession or foreclosure or the exercise of any remedy by the obligees under any such lease or security document, instrument or agreement; and the amount so paid, with interest therein, shall be added to the sum due from Tenant to Landlord.

          24.c. Each of the foregoing remedies may be exercised jointly or severally with any of the remedies provided by this Lease or by law, as the option of the Landlord, receiver or trustee.

          24.d. Tenant agrees to hold Landlord free and harmless from any claim of any character by any person arising out of or in any way connected with the entry and the taking possession of the Premises and/or said personal property by the Landlord, receiver or trustee, as the case may be.

          24.e. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the leased Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.

          24.f. The rights and remedies herein set forth and granted to Landlord shall be cumulated and in addition to any and all other rights and remedies provided and given to Landlord under the laws of the state where the Premises are located. The use of any one or more of the rights and remedies here enumerated, as otherwise provided for hereunder, shall not constitute an election of remedies; nor, in such event, shall Landlord be barred or estopped from using or asserting any other or different pr concurrent or cumulative right or remedy at the same or any other different time or place.

     25. EMINENT DOMAIN

          25.a. If mor than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease without liability to Tenant and Landlord shall be entitled to the entire award as above provided.

          25.b. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or the fee estate in the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation and for; or on account of, any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

      26. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days prior to written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any incurred defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be ruled upon by a prospective purchaser or encumbrancer or assignee of the same of all or any portion of the real property of which the Premises are a part.

      27.  COMMON AREAS.

          27.a. As used in this Lease, "common areas" means all areas, facilities and improvements provided, from time to time, within the Project for the mutual convenience employees, customers and invitees, which shall include, without limitation, roadways, entrances, sidewalks, stairways, elevators, corridors and halls, delivery areas, landscaped areas, public restrooms and comfort stations and parking areas.

          27.b. Tenant shall have the right, during the Lease term, to use the common areas, along with the other tenants of the Building, on a non-exclusive basis. Landlord shall at all time have the right to determine the nature and extent of the common areas, whether the same be surface, underground, or deck, and to make such changes, rearrangements, additions or reductions, which in Landlord's reasonable opinion, are deemed desirable and in the best interest of all person using the common areas, or which are required by any federal, state or municipal law, rule, ordinance, regulation, guideline or order, including, but not limited to, changes, rearrangements, additions or reductions involving location, relocation or enlargement, reduction of addition of accommodations for access to the Building.

          27.c. Landlord shall have the sole and exclusive control and management of the common areas and may, at any time, exclude and restrain any person from use or occupancy thereof, excepting tenants of the Building and bona fide invitees of Landlord or tenants of the Building who make use of said common areas in accordance with the rules and regulations established by Landlord. The rights of Tenant and in to the common areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said common areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. Landlord may, at any time, close any or all portions of the common areas to make repairs, to construct additions or improvements, to discourage non-customer parking, pt prevent a dedication of said common areas or part thereof ro the accrual of any rights to any person or to the public therein, and to do and perform such other acts in and to the common areas as Landlord shall determine to be advisable to improve and maintain the common areas for the convenience and use by tenants of the Building and their employees, agents, customers and invitees and other persons authorized to use the same by Landlord. landlord reserves exclusive control of advertising in the common areas. All common areas and facilities not within the Premises are to be used and occupied by Tenant under a revocable license. If the amount of such areas are diminished or otherwise changed, in Landlord's reasonable discretion, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution or change be deemed constructive or actual eviction so long as such diminution or change of the common areas does not materially and adversely affect accessibility to and/or Tenant's use and enjoyment of the Premises.

          27.d. The parking areas, or designated portions thereof, shall be available for the use of tenants of the Project and, to the extent designated by Landlord, the employees, agents, customers, and invitees of said tenants and of Landlord and other parties designated by Landlord, subject to reasonable rules, regulations, charges; and rates as set forth by Landlord from time to time; provided, however, that Landlord may restrict parking for the tenants of the Project (including Tenant) and their employees and agents to certain portions of the parking areas, and may designate other areas to be used at large only by customers and invitees of tenants of the Project. Tenant shall be entitled to use 33 parking stalls. Four parking spaces near north main entrance will be labeled "Brain Garden" visitor parking.

          27.e. Pursuant to such an at-large parking system, specific stalls will not be allocated to specific persons or cars, but an areas or areas sufficient for the purpose will be designated by Landlord within which authorized cars (selected by Tenant in accordance with reasonable rules promulgated by Landlord) will be allowed to park. Such area or areas may, at Landlord's option, be moved from time to time, upon written notice to Tenant, within the parking facilities of the Project as not or hereafter constituted. Within such large areas Landlord may allot more cars than there are physical stalls so long as, in the sole judgement of Landlord, considering actual experience, the designated number of cars can be satisfactorily served. Landlord may, at its option, change from an at-large system to a specific stall or other system, either as to all or a part of the cars for which Tenant(or any other tenant) enjoys parking rights.

         27.f. Notwithstanding anything to the contrary elsewhere herein Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the parking areas and to change the purposes to which the same may be devoted, and the use of parking areas shall at all time be subject to such reasonable rules and regulations as ma be promulgated by Landlord, provided that Landlord shall not reduce Tenant's parking rights as described above, although it may change the location thereof.

          27.g. Landlord, or its agents (if Landlord has delegated such privileges) shall have the right to cause any cars of Tenant, its employees or agents that are parked in without liability of any kind to Landlord, its agents or employees. Tenant agrees to defend, indemnify and hold Landlord and its agents free and harmless from and against any and all claims, or damages and demands asserted or arising in connection with the removal of any such automobiles owned by its employees and agents who are to have parking privileges hereunder, Landlord may, as part of the regulations promulgated by it for use of the Parking Areas, require that Tenant cause an identification sticker issued by Landlord to be affixed to the bumpers or other designated location of all automobiles of Tenant and its employees or agents who are authorized to park in the Project.

     28. AUTHORITY OF PARTIES. If Tenant of Landlord is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     29. CHANGE OF LOCATION. Without in any way affecting the validity of this Lease, Landlord shall have the following rights and powers, and on not less than thirty (30) days prior written notice:

          29.a. To terminate this Lease by tendering to Tenant a sum equal to one-sixth (1/6th) of the total rentals then remaining unpaid under this Lease (exclusive of the term in any unexercised options for renewal), upon which tender and notice Landlord shall be completely relieved and exonerated from any liabilities to Tenant of any kind, and Tenant shall be obligated to remove itself from the Premises and satisfy any obligations of repair and restoration herein provided (as if the termination pursuant to such notice occurred by an accelerated expiration of the term,) or

         29.b. To relocate the Premises and substitute as the Premises other space within the Building for all purposes hereunder as though originally leased to Tenant; provided, however, (1) that the substituted Premises shall contain an area not less than the square footage contained in the original Premises without any increase in the rent hereunder, (2) that the power under this subparagraph (b) shall be exercisable by Landlord only once during the Lease term, and (3) that Landlord shall pay the expenses reasonably incurred by Tenant as a direct result of such substitution of Premises, including moving expenses, door lettering and expenses in connection with change of telephone. In the event of such relocation Landlord agrees to provide in the substitute Premises decorations and improvements reasonably equivalent to those which were in the original Premises but which cannot be moved or used in the substitute Premises.

        29.c. If Landlord gives notice to Tenant to relocate under subparagraph b. above, Tenant shall have the right and power to terminate this Lease, without receiving compensation therefor, by written notice to landlord given not more than fifteen (15) days after receipt of Landlord's notice to relocate, effective at the end of the calendar month next following the month in which Tenant gives notice of such termination.

     30. ERECTION AND REMOVAL OF SIGNS. Tenant may place suitable signs at his location in the premises consistent with that allowed other tenants, eg. doors plates and lettering. Other signs similar for all tenants may be placed in lobbies and other location similar for all tenants. Landlord shall provide 2 outdoor monument signs that tenant may use a portion thereof. At termination of said lease, tenant will be responsible for removal of all signs, door plates, and lettering; tenant has installed in building or on monument signs and restore sign to original condition. This shall be done solely at tenant's expense.

The above exceptions are by agreement with those tenants.

     31. WAIVER. The waiving of any of the conditions or covenants of this Lease by either party shall be limited to the particular instance and shall not be deemed a waiver of any other breaches of such covenant, condition, or any provision herein contained.

     32. NOTICES. Any notice required or permitted to be given hereunder shall be deemed sufficient if given by communication in writing, personal delivery, by United States mail, postage prepaid, and addressed as follows:

        If to Landlord, at the following address:

           KL Partners American Form II LLC
           PO Box 1025
           Pleasant Grove, Utah 84062


        If to Tenant, at the following address:

           Whole Living, Inc.
           629 East 700 South
           American Fork, Utah 84003


or such other address as wither party may subsequently designate in writing. Any notice provided as aforesaid shall be deemed to have been received on the third day following having been placed in the United States mails. A notice shall also be deemed to be received when personally delivered to the recipient or the following business day afer having been sent to the recipient by Federal Express or United States Express Mail.

     33. SURRENDER OF PREMISES. Tenant shall, upon expiration of the term hereof, or any earlier termination of the Lease for any cause:

          33.a   Surrender to Landlord the Premises, including, without
limitation, all building apparatus and equipment then upon Premises and all alterations, improvements, and other additions thereto that may have been made or installed by either party. If Tenant shall not then be in default, Tenant may remove its trade fixtures, signs and other personal property, not including ceilings, light fixtures, air conditioning equipment and duct work, floor and wall coverings, doors, windows, window coverings, including blinds and partitions, which items shall remain in the Premises and become the property of the Landlord without any payment therefor. Landlord acknowledges that, except as otherwise set forth in the Lease Agreement, Landlord has no interest in any personal property, equipment, furniture and fixtures which may be installed by Tenant upon Premises, and Landlord's waiver or mortgagee's waiver or similar document consistent with the provisions of the this Lease may be reasonably required by an institutional lender or equipment lessor in connection with Tenant's acquisition or financing respecting such personal property, equipment, furniture fixtures.

          33.b   If Tenant shall then be in default, Tenant shall not have the right to remove any of said trade fixtures, signs and other personal property and the same shall remain and become the property of Landlord. Landlord shall have a Landlord's lien against Tenant's property until said default is remedied.

          33.c. The leased Premises and all said property (other than the trade fixtures, signs and personal property which Tenant has the right to remove) shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto, or payment therefor, reasonable wear and tear excepted. Tenant, at its expense, shall immediately repair any damage to the Premises caused by his vacating the same or by Tenant's removal of trade fixtures, signs and other personal property, and shall leave the premises in a neat and clean condition, free of debris.

          33.d. When Tenant vacates the Premises, whether at the expiration of the term or earlier termination of the Lease or upon abandonment of the Premises by Tenant, any items of personal property belonging to Tenant remaining on the Premises shall be deemed to be and hereby are conveyed to Landlord. without any payment of additional consideration, and Landlord shall, without notice to Tenant, be entitled to use or dispose of the said items of personal property as Landlord, in its sole discretion, sees fit. Notwithstanding the foregoing, however, and subject to the other provisions of this lease; Tenant may reclaim any such items of personal property provided that Tenant does so within five (5) days or having otherwise vacated the Premises and provided further that Tenant first compensates landlord for any expenses reasonably incurred by Landlord in the protection and/or storage of the said items of personal property. On or prior to the expiration of this Lease, Tenant shall surrender to Landlord all keys to the Building, the Premises and to interior locks within the Premises.

          33.e. Tenant's obligations to observe and perform any of the provisions of this Article 33 and landlord's rights hereunder shall survive the expiration of the term hereof or earlier termination of this Lease.

     34.ATTORNEYS' FEES. Should either Landlord or Tenant institute any action or proceeding against the other relating to the provision of this lease or any default hereunder or should either party intervene in any action or proceeding wherein the other party is a party in order to enforce or protect the first party's interests or rights under this Lease the successful party in such action or proceeding shall be entitled to an award of, its reasonable costs and expenses of such action, including reasonable attorneys' fees, against the unsuccessful party.

     35.PAST DUE SUMS. If Tenant fails to pay, within Five (5) days after the due date, any rent or other sum required to be paid by Tenant hereunder, such payment at the rate of one and one-t)half percent (1-1/2%) per month or portion thereof, both before and after judgment. Tenant further agrees to pay Twenty-Five Dollars ($25.00) for a dishonored bank check<. If a bank dishonored, upon demand by Landlord, Tenant agrees to make all future payments with cash or cashier's checks.

     36.GOVERNING LAW; VENUE. This Lease shall be deemed to have been executed in Provo, Utah, and the laws of the State of Utah shall govern the validity I performance and enforcement of any obligation contained herein. Should either party institute a legal suit or action for enforcement of any obligation contained in this Lease, the venue of such suit or action~ shall be in Provo, Utah County. Utah.

      37.ACCORD AND SATISFACTION. No payment by Tenant or receipt by landlord of an amount less than is due hereunder shall be deemed to be other than payment toward or on account of the earliest portion of the amount then due, nor shall any endorsement or statement on any check or payment (or any letter accompanying any check or payment) be deemed an "accord and satisfaction" or "payment in full." and Landlord may accept such check or payment without prejudice to landlord's right to recover the balance of such amount or pursue any other remedy provided herein.

      38. ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or ~n the event of exercise of the power of sale under any mortgage or deed of trust made by landlord covering the Premises, or in the event of any deed or transfer in lieu of foreclosure, attorn to the new owner of landlord's interest in the Premises and recognize such new owner as Landlord under this Lease.

     39. SUBORDINATION. This Lease is, and shall be and remain, subject and subordinate to any ~resent or future lien of any or all first-position mortgages, deeds of trust or security installments, and to any and all utility easement agreements covering all or any part. of Landlord's interest in the Project and to the rights and powers of the holder of any such mortgage, deed of trust, security instrument or utility easement, regardless of whether such mortgage, deed of trust, security instrument or utility easement now exists or hereafter may be repeated, and to any and all advances to be made pursuant to any such mortgage, deed of trust or security instrument and to any interest thereunder, and to all modifications, consolidations, renewals, replacements and extensions of any of the aforementioned instruments; provided, however, that so long as Tenant continues to perform an of its obligations under this lease, this Lease shall remain in full force and effect notwithstanding such SUBORDINATION or Landlord's default in connection with the mortgage, deed of trust, or security instrument concerned or any resulting foreclosure or sale, or transfer in lieu of such proceedings. Notwithstanding the foregoing Tenant agrees that any mortgagee, trustee or holder of a security interest may elect to have this lease be superior to any li~n of its mortgage, deed of trust or security instrument, and in the event of such election and upon notification by such mortgagee, trustee or holder of a security Interest to Tenet to that effect, this Lease shall be deemed prior in lien to the said mortgage, deed of trust or security instrument, as the new case may be, whether this Lease is dated prior to or subsequent to the date of said .mortgage, deed of trust or security instrument.

     40. PARTIAL INVALIDITY. If any tenet, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition of this Lease shall be valid and enforceable to Ole fullest extent permitted by law.

     41. CAPTIONS: ARTICLE AND PARAGRAPH NUMBERS. The captions and article and paragraph numbers appearing In this Lease are inserted only as a matter of (X)convenience and in no way define, limit, construe or describe the scope or intent of such articles and paragraphs of this Lease or in any way affect this Lease.

     42. TENSE. The singular tense herein shall include the plural, and vice versa, and any gender shall include all other genders.

     43. TIME. rime is of the essence in all provisions of this Lease.

     44. TOTAL :AGREEMENT. This Lease contains the entire agreement between the parties and cannot be changed or altered except by a subsequent written instrument executed by the parties.

     Executed as or the day and year first set forth above.

                                 LANDLORD: KL Partners American Fork II LLC

                                 By:   /s/ signature illegible
                                    --------------------------------------

                                 Its:        Managing Partner
                                    --------------------------------------


                                 Tenant: Whole Living, Inc.

                                 By: /s/ Bill Turnbull
                                    --------------------------------------

                                 Its: Vice President
                                     -------------------------------------


                              Lease Addendum #2

     This lease addendum is made by and between KL Partners American Fork II LLC (hereinafter Landlord) and Whole Living Inc. (hereinafter Tenant). On this 10 day of February 2000 it is agreed.

     1. The cost of the Tenant's additional leasehold improvements are $19,412.60 to be amortized into the Tenant's 30 - month lease, to be done as follows: $19,412.60 for 30 months at 8 1/2 % interest. This will increase the Tenant's lease by $720.55 per month, for a new total monthly lease amount of $12,226.71.

     2. All other terms and conditions of the lease remain the same.

Landlord: KL Partners American Fork II LLC


---------------------------------------

---------------------------------------

Tenant: Whole Living, Inc.

/s/ Ron Williams
----------------------------------------

/s/ Bill Turnbull
----------------------------------------

/s/ Brian Vassel
----------------------------------------



                              Lease Addendum #3

    This lease addendum is made by and between KL Partners American Fork II LLC (hereinafter Landlord) and Whole Living Inc. (hereinafter Tenant). On this 24th day of February 2000 it is agreed.

     1. The cost of the Tenant's additional leasehold improvements are $2,360.00 to be amortized into the Tenant's 30-month lease, to be done as follows. $19,412.60 for 29 months at 8 1/2 % interest. This will increase the Tenant's lease by $70.31 per month, for a new total monthly lease amount of $12,317.02 per month.

2. All other terms and conditions of the lease remain the same.


Landlord: KL Partners American Fork II LLC


---------------------------------------

---------------------------------------

Tenant: Whole Living, Inc.

/s/ Ron Williams
----------------------------------------

/s/ Bill Turnbull
----------------------------------------